EXHIBIT 10.1

NATIONAL PENN BANCSHARES, INC.

LONG-TERM INCENTIVE COMPENSATION PLAN

STOCK OPTION AGREEMENT
BETWEEN
NATIONAL PENN BANCSHARES, INC.

AND

«Optionee»
(the Optionee)

Date of Grant:                                                      December 3, 2007

Number of Shares:                                              «NumberofShares» shares

Purchase Price:                                                      $15.13 per share

Option Expires:                                                      January 3, 2018

NATIONAL PENN BANCSHARES, INC.
LONG-TERM INCENTIVE COMPENSATION PLAN

NON-QUALIFIED
STOCK OPTION AGREEMENT

This Stock Option Agreement dated December 3, 2007, between National Penn Bancshares, Inc. (the "Corporation") and «Optionee» (the "Optionee"),

WITNESSETH:

1.           Grant of Option

Pursuant to the National Penn Bancshares, Inc. Long-Term Incentive Compensation Plan (the "Plan"), this Agreement confirms the Corporation's grant to the Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, of the right and option to purchase from the Corporation all or any part of an aggregate of «NumberofShares» common shares (without par value) of the Corporation at the purchase price of $15.13 per share, such option to be exercised as hereinafter provided.

2.           Terms and Conditions

It is understood and agreed that the option evidenced hereby is subject to the following terms and conditions:

(a)           Expiration Date.  Subject to the provisions of Paragraph 2(d), the option evidenced hereby shall expire on January 3, 2018 [10 years and one month from the date of grant].

(b)           Exercise of Option.  The Optionee shall have a cumulative vested interest in the right to exercise an option granted hereby, determined by reference to his or her continuous employment with the Corporation and/or a subsidiary following the date of grant of the option, as follows:

Period of Continuous                                                                                                Cumulative Vested
Employment Following Grant                                                                                      Percentage
Less than 1 year                                                                                                    -0-
1 year or more                                                                                                    20.0
2 years or more                                                                                                  40.0
3 years or more                                                                                                  60.0
4 years or more                                                                                                  80.0
5 years or more                                                                                                100.0

To the extent the application of the above vesting schedule would at any time result in the right to acquire a fractional share, the right to acquire such fractional share shall be deferred to the next vesting period.

This option may be exercised, to the extent exercisable by its terms, in whole or from time to time in part at any time prior to the expiration hereof.  Any exercise shall be accompanied by a written notice to the Corporation specifying the number of shares as to which the option is being exercised.

(c)           Payment of Purchase Price Upon Exercise.  The option exercise price for the shares as to which this option shall be exercised shall be paid in cash or as otherwise permitted by the Plan and the Committee.

(d)           Exercise Upon Death, Disability, Retirement or other Termination of Employment.

(1)           If the Optionee's employment with the Corporation or a subsidiary terminates due to death, Disability (as defined in the Plan) or Retirement (as defined in the Plan and also including a voluntary termination of employment at age 60 or more), or if the Company or a subsidiary terminates the Optionee’s employment not for Cause (as defined in the Plan), this option (whether or not exercisable by the Optionee immediately prior to ceasing to be an employee) will be exercisable at any time prior to the expiration date of this option or within five years after the date of termination of employment, whichever is the shorter period.

(2)           If the Optionee voluntarily terminates employment not qualifying as Retirement (as provided in Paragraph 2(d)(1)) hereof), this option, if and to the extent not yet exercisable, will terminate, and if and to the extent then exercisable, may be exercised by the Optionee at any time prior to the expiration date of this option or within three months after the date of termination of employment, whichever is the shorter period.

(3)           If the Corporation or a subsidiary terminates the Optionee’s employment for Cause (as defined in the Plan), this Option, including any unexercised vested portion, shall immediately lapse and be cancelled.  Any lapse occurring under this subsection of this Agreement shall be final, and no person or corporation shall be liable to the Optionee therefor.

(e)           Transferability.  This option shall be transferable by Will or by the laws of descent and distribution.  During the lifetime of the Optionee, this option may be transferred to the extent permitted by, and subject to the conditions imposed by, the Plan and the Committee.

(f)           Adjustment and Substitution of Shares.  If any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Corporation affecting the Corporation’s common shares shall occur, the number and class of shares subject to this option and the price per share thereof (but not the total price) shall be adjusted or substituted for, as the case may be, as shall be determined by the Committee to be appropriate and equitable to prevent dilution or enlargement of rights, and provided that the number of shares shall always be a whole number. Any adjustment or substitution so made shall be final and binding upon the Optionee.

(g)           No Rights as Shareholder.  The Optionee shall have no rights as a shareholder with respect to any common shares subject to this option prior to the date of issuance to him or her of a certificate or certificates for such shares or the book-entry registration of such shares in his or her name.

(h)           No Right To Continued Employment.  This option shall not confer upon the Optionee any right to continue as an employee of the Corporation or any subsidiary, nor shall it interfere in any way with the right of his or her employer to terminate his or her employment at any time.

(i)           Compliance with Law and Regulations.  This option and the obligation of the Corporation to sell and deliver shares hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.  The Corporation shall not be required to issue or deliver any certificates for common shares prior to (1) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation, (2) the listing of such shares on any stock exchange on which the common shares may then be listed, or upon the Nasdaq Stock Market if the common shares are then listed thereon, and (3) compliance with all other applicable laws, regulations, rules and orders which may then be in effect.

(j)           Change-in-Control.  If any "Change-in-Control" (as defined in the Plan) occurs, this option shall become immediately and fully exercisable whether or not otherwise then exercisable.

3.           Investment Representation

The Committee may require the Optionee to furnish to the Corporation, prior to the issuance of any shares upon the exercise of all or any part of this option, an agreement (in such form as such Committee may specify) in which the Optionee represents that the shares acquired by him or her upon exercise are being acquired for investment and not with a view to the sale or distribution thereof.

4.           Optionee Bound by Plan

The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions of the Plan, as in effect on the date hereof and as it may be amended from time to time in accordance with its terms, all of which terms and provisions are incorporated herein by reference.  If there shall be any inconsistency between the terms and provisions of the Plan, as in effect from time to time, and those of this Agreement, the terms and provisions of the Plan, as in effect from time to time, shall control.

5.	Committee

All references herein to the “Committee” mean the Compensation Committee of the Board of Directors of the Corporation (or any successor committee designated by the Board of Directors to administer the Plan).

6.           Withholding of Taxes

The Corporation will require as a condition precedent to the exercise of this option that appropriate arrangements be made for the withholding of any applicable Federal, state and local taxes.

7.           Notices

Any notice hereunder to the Corporation shall be addressed to it at its office, Philadelphia and Reading Avenues, Boyertown, Pennsylvania 19512, Attention: Corporate Secretary, and any notice hereunder to Optionee shall be addressed to him or her at the address below, subject to the right of either party to designate at any time hereafter in writing some other address.

IN WITNESS WHEREOF, National Penn Bancshares, Inc. has caused this Agreement to be executed by a duly authorized officer and the Optionee has executed this Agreement, both as of the day and year first above written.

NATIONAL PENN BANCSHARES, INC.	OPTIONEE

By: _______________________________	______________________________
J. Ralph Borneman, Jr.	(Signature)
Chairman, Compensation Committee	______________________________
(Print Name)
______________________________
(Print Address)